Exhibit 10.33

                             AMENDMENT NO. 1 TO
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                      SUPPLEMENTAL RETIREMENT AGREEMENT
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  This AMENDMENT NO. 1 TO SUPPLEMENTAL RETIREMENT AGREEMENT made as of the first day of January, 2003 between LOEWS CORPORATION (the "Company") and ANDREW H. TISCH (the "Executive").

                            W I T N E S S E T H:

  WHEREAS, the Executive is currently serving as an executive officer of the Company;

  WHEREAS, pursuant to a Supplemental Retirement Agreement dated as of January 1, 2002 (the "Supplemental Retirement Agreement"), the Company has agreed to provide to the Executive supplemental retirement benefits;

  WHEREAS, the Company and the Executive desire that the Executive's retirement benefits be further supplemented on the terms and conditions hereinafter set forth; and

  WHEREAS, all capitalized terms used herein without definition are used as defined in the Supplemental Retirement Agreement.

  NOW, THEREFORE, the Company and the Executive agree that the Supplemental Retirement Agreement is hereby amended as follows:

  1. In connection with the Executive's employment with the Company and to provide supplemental retirement benefits to the Executive in addition to the Executive's compensation and other benefits, the Executive's Supplemental Retirement Account shall be credited as follows:

  (a) The Supplemental Retirement Account shall be credited with an additional sum of $250,000, effective January 1, 2003 (the "2003 Amount"), and the Executive shall become vested in the 2003 Amount as of December 31, 2003.

  (b) On December 31, 2003 the 2003 Amount credited to the Executive's Supplemental Retirement Account shall be credited with the Pay-Based Credit which would have been credited under Section 3.2 of the Plan as if the definition of "Compensation" under Section 1.9 of the Plan had not included the second sentence thereof.

  2. Except as herein amended, the Supplemental Retirement Agreement shall remain in full force and effect. All references to the Supplemental Retirement Account in the Supplemental Retirement Agreement, as amended hereby, shall mean and include the Supplemental Retirement Account as increased by the 2003 Amount and all subsequent amounts credited to the Supplemental Retirement Account pursuant to the Supplemental Retirement Agreement as amended hereby.

  3. This Agreement sets forth the entire understanding between the Company and the Executive with respect to the supplemental retirement benefits which are the subject matter hereof and supercedes all prior understandings and agreements with respect thereto. No change, termination or waiver of any of the provisions hereof shall be binding unless in writing signed by the party against whom the same is sought to be enforced. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      LOEWS CORPORATION


                                      By:         /s/ Gary W. Garson
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                                                    Gary W. Garson
                                                 Senior Vice President



                                                  /s/ Andrew H. Tisch
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                                                    Andrew H. Tisch

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